                                                                     EXHIBIT 4.3

                         ALTIGEN COMMUNICATIONS, INC.

                          THIRD AMENDED AND RESTATED

                               RIGHTS AGREEMENT

                                  May 7, 1999

                               TABLE OF CONTENTS

                                                                 Page
                                                                 ----
Section 1.  Termination of Prior Rights........................     1

Section 2.  Amendment..........................................     1

Section 3.  Registration Rights................................     2

       3.1  Definitions........................................     2
       3.2  Requested Registration.............................     3
       3.3  Company Registration...............................     4
       3.4  Obligations of the Company.........................     4
       3.5  Furnish Information................................     5
       3.6  Expenses of Demand Registration....................     5
       3.7  Expenses of Company Registration...................     6
       3.8  Underwriting Requirements..........................     6
       3.9  Delay of Registration..............................     6
       3.10 Indemnification....................................     7
       3.11 Reports Under Securities Exchange Act of 1934......     9
       3.12 Form S-3 Registration..............................     9
       3.13 Assignment of Registration Rights..................    10
       3.14 Limitations on Subsequent Registration Rights......    10
       3.15 "Market Stand-Off" Agreement.......................    11
       3.16 Termination of Registration Rights.................    11
       3.17 Participation by the Company.......................    12

Section 4.  Additional Rights..................................    12

       4.1  Right of First Refusal.............................    12
       4.2  Delivery of Financial Statements...................    14
       4.3  Inspection.........................................    14
       4.4  Termination of Information and Inspection Covenants    15

Section 5.  Miscellaneous......................................    15

       5.1  Assignment.........................................    15
       5.2  Third Parties......................................    15
       5.3  Governing Law......................................    15
       5.4  Counterparts.......................................    15
       5.5  Notices............................................    15
       5.6  Severability.......................................    15
       5.7  Amendment and Waiver...............................    16
       5.8  Additional Investors...............................    16
       5.9  Effect of Amendment or Waiver......................    16
       5.10 Rights of Holders..................................    16
       5.11 Delays or Omissions................................    16
       5.12 Attorney's Fees....................................    17

                         ALTIGEN COMMUNICATIONS, INC.
                          THIRD AMENDED AND RESTATED
                               RIGHTS AGREEMENT

     THIS THIRD AMENDED AND RESTATED RIGHTS AGREEMENT (the "Agreement") is made and entered into as of May 7, 1999, by and among AltiGen Communications, Inc., a California corporation (the "Company"), Gilbert Hu (the "Founder") and the investors identified in Exhibit A (the "Investors").
                        ---------

                                   RECITALS

     A. WHEREAS, the Company previously entered into a Second Amended and Restated Rights Agreement, dated April 2, 1998, with the Founder and with certain Investors who acquired Series A Preferred Stock (the "Series A Shares"), Series B Preferred Stock (the "Series B Shares"), Series C Preferred Stock (the "Series C Shares") and/or Series D Preferred Stock (the "Series D Shares").

     B. WHEREAS, the Founder presently owns 1,000,000 shares of Common Stock of the Company (the "Founder's Shares").

     C. WHEREAS, certain new Investors are purchasing, concurrently herewith, up to 2,500,000 additional shares of Series D Preferred Stock (the "Additional Series D Shares", and collectively with Series A Shares, Series B Shares, Series C Shares and Series D Shares, the "Preferred Shares") from the Company.

     D. WHEREAS, in connection with sale and purchase of the Additional Series D Shares, the parties desire that the Founder and all the Investors have substantially identical registration rights, and that certain Investors have rights of first refusal.

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

     Section 1.  Termination of Prior Rights. This Agreement amends and
                 ---------------------------
restates in its entirety the Rights Agreement dated June 10, 1996, the First Amended and Restated Rights Agreement dated December 20, 1996, and the Second Amended and Restated Rights Agreement dated April 2, 1998.

     Section 2.  Amendment. Except as expressly provided herein, amendment of
                 ---------
this Agreement shall be governed by the terms of Section 5.7 hereof.

     Section 3.  Registration Rights.
                 -------------------

          3.1    Definitions. As used in this Agreement:
                 -----------

                 (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act") and the subsequent declaration or ordering of the effectiveness of such registration statement.

                 (b)  The term "Registrable Securities" means:

                      (i)   the Founder's Shares,

                      (ii) the shares of Common Stock issuable or issued upon conversion of the Preferred Shares (the shares of Common Stock referred to in clauses (i) and (ii) hereof are collectively referred to hereafter as the "Stock"),

                      (iii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned;

provided, however, that Common Stock or other securities shall only be treated
--------  -------
as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(l) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

                 (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

                 (d) The term "Holder" means any holder of outstanding Registrable Securities who acquired such Registrable Securities in a transaction or series of transactions not involving any registered public offering.

                 (e) The term "Form S-3" means such form under the Securities Act of 1933, as amended (the "Act") as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          3.2  Requested Registration.
               ----------------------

               (a) If the Company shall receive at any time after the earlier of (i) December 20, 2001, or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Act, then the Company shall, within ten
(10) days of the receipt thereof (in accordance with Section 5.5), give written notice of such request to all Holders and shall, subject to the limitations of subsection 3.2(b), use its best efforts to effect as soon as practicable, and in any event within ninety (90) days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered, such requests to be in writing and to be delivered to the Company within twenty (20) days of mailing of the Company's written notice to Holders.

               (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3.2 and the Company shall include such information in the written notice referred to in subsection 3.2(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 3.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this
Section 3.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder.

               (c) The Company is obligated to effect only one (1) such registration pursuant to this Section 3.2.

               (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 3.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than one hundred eighty (180) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

               (e) Notwithstanding the foregoing, the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 3.2 during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

          3.3  Company Registration. If (but without any obligation to do so)
               --------------------
the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its Common Stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating either to the sale of securities to participants in a Company stock option, stock purchase or similar plan or to a SEC Rule 145 transaction, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 5.5, the Company shall, subject to the provisions of Section 3.8, use its best efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

          3.4  Obligations of the Company. Whenever required under this Section
               --------------------------
3 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 3, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          3.5  Furnish Information. It shall be a condition precedent to the
               -------------------
obligations of the Company to take any action pursuant to this Section 3 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          3.6  Expenses of Demand Registration. All expenses other than
               -------------------------------
underwriting discounts and commissions and fees and disbursements of more than one counsel for the selling Holders incurred in connection with registrations, filings or qualifications pursuant to Section 3.2, including (without limitation), all registration, filing and qualification fees, printers and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree, on behalf of all Holders, to forfeit the right to one demand registration pursuant to
Section 3.2;

provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 3.2.

          3.7  Expenses of Company Registration. The Company shall bear and pay
               --------------------------------
all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 3.3 for each Holder (which right may be assigned as provided in Section 3.13), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees and fees and disbursements of counsel for the Company relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities.

          3.8  Underwriting Requirements. In connection with any offering
               -------------------------
involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 3.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders); but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below fifteen percent (15%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case the selling shareholders may be excluded completely if the underwriters make the determination described above and no other shareholder's securities are included or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in Section 3.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," and any pro rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

          3.9  Delay of Registration. No Holder shall have any right to obtain
               ---------------------
or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

          3.10 Indemnification. In the event any Registrable Securities are
               ---------------
included in a registration statement under this Section 3:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay as incurred to each such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein; and provided further that the indemnity agreement contained in this subsection 3.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case to a Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 3.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 3.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided that in no event shall any indemnity under this subsection 3.10(b) exceed the net proceeds from the offering received by such Holder.

               (c)  Promptly after receipt by an indemnified party under this
Section 3.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.10.

               (d) If the indemnification provided for in this Section 3.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (f)  The obligations of the Company and Holders under this
Section 3.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 3, and otherwise.

          3.11  Reports Under Securities Exchange Act of 1934. With a view to
                ---------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

               (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

               (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

               (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          3.12 Form S-3 Registration. In case the Company shall receive from
               ---------------------
any Holder or Holders owning in the aggregate at least thirty percent (30)% of the Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 3.12, (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (iii) if the Company shall furnish to the Holders a certificate signed by the president of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 3.12; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period;
(iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 3.12; or (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses other than underwriting discounts and commissions incurred in connection with a registration requested pursuant to Section 3.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and fees and disbursements of counsel for the Company shall be borne by the Company. Registrations effected pursuant to this Section 3.12 shall not be counted as demands for registration or registrations effected pursuant to Section 3.2 or 3.3.

          3.13 Assignment of Registration Rights. The rights to cause the
               ---------------------------------
Company to register Registrable Securities pursuant to this Section 3 may be assigned by a Holder to a transferee or assignee of at least 100,000 shares of such securities provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. The foregoing 100,000 share limitation shall not apply, however, to transfers by a Holder to shareholders, partners or retired partners of the Holder (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) if all such transferees or assignees appoint a single representative as their attorney in fact for the purpose of receiving any notices and exercising their rights under this Section 3.

          3.14 Limitations on Subsequent Registration Rights. From and after
               ---------------------------------------------
the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 3.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 3.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 3.2.

               3.15 "Market Stand-Off" Agreement. The Holder hereby agrees
                    ----------------------------
that during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

                    (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

                    (b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

                    To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of the period.

                    Each Holder shall cause each stock certificate representing the Holders' securities and any Registrable Securities issued with respect to such securities to bear a conspicuous legend in substantially the following form:

               SALE, TRANSFER OR HYPOTHECATION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS PROHIBITED FOR A PERIOD FOLLOWING A PUBLIC OFFERING OF THE STOCK OF THE CORPORATION PURSUANT TO A RIGHTS AGREEMENT BETWEEN THE HOLDER OF THE SHARES AND THE CORPORATION.

               3.16  Termination of Registration Rights. No Holder shall be
                     ----------------------------------
entitled to exercise any right provided for in this Section 3(a) after five (5) years following the consummation of the Company's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, which results in aggregate gross cash proceeds to the Company in excess of $10,000,000 and the public offering price of which is not less than $5.00 per share (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction) or (b) at and after such time following the Company's initial public offering as such Holder holds Registrable Securities equal to 1% or less of the outstanding stock of the Company and is able to dispose of all of its Registrable Securities in one three-month period pursuant to the provisions of Rule 144.

          3.17 Participation by the Company. The Company may include securities
               ----------------------------
of the same class as the Registrable Securities for its own account in a Registration pursuant to Section 3.3 or 3.12 in an amount up to at least 10% of the total shares to be registered, provided that the amount of securities of the selling Holders to be included in the offering is not reduced as a result.

     Section 4. Additional Rights.
                -----------------

          4.1  Right of First Refusal. Subject to the terms and conditions
               ----------------------
specified in this Section 4.1, the Company hereby grants to each Investor (so long as such Investor holds at least 100,000 shares of Stock) (the "Rightholder"), a right of first refusal with respect to future sales by the Company of its New Securities (as hereinafter defined). For purposes of this
Section 4.1, the term Rightholder includes any partners, retired partners, shareholders or affiliates of an Investor. An Investor shall be entitled to apportion the right of first refusal hereby granted among itself and its partners, retired partners, shareholders and affiliates in such proportions as it deems appropriate.

               (a) In the event the Company proposes to issue New Securities, it shall give the Rightholder written notice (the "Notice") of its intention stating (i) a description of the New Securities it proposes to issue, (ii) the number of shares of New Securities it proposes to offer, (iii) the price per share at which, and other terms on which, it proposes to offer such New Securities and (iv) the number of shares that the Rightholder has the right to purchase under this Section 4.1, based on the Rightholder's Percentage (as defined in Section 4.1(d)(ii)).

               (b) Within twenty (20) days after the Notice is given (in accordance with Section 5.5), the Rightholder may elect to purchase, at the price specified in the Notice, up to the number of shares of the New Securities proposed to be issued that the Rightholder has the right to purchase as specified in the Notice. An election to purchase shall be made in writing and must be given to the Company within such twenty (20) day period (in accordance with Section 5.5). The closing of the sale of New Securities by the Company to the participating Rightholder upon exercise of its rights under this Section 4.1 shall take place simultaneously with the closing of the sale of New Securities to third parties.

               (c) The Company shall have ninety (90) days after the last date on which the Rightholder's right of first refusal lapsed to enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within forty-five (45) days from the execution thereof) to sell the New Securities which the Rightholder did not elect to purchase under this Section 4.1, at or above the price and upon terms not materially more favorable to the purchasers of such securities than the terms specified in the initial Notice given in connection with such sale. In the event the Company has not entered into an agreement to sell the New Securities within such ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within forty-five (45) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Rightholder in the manner provided in this Section 4.1.

               (d) (i) "New Securities" shall mean any shares of, or securities convertible into or exercisable for any shares of, any class of the Company's capital stock; provided that "New Securities" does not include: (i) the Preferred Shares, or the Common Stock issuable upon conversion thereof; (ii) securities issued pursuant to the acquisition of another business entity by the Company by merger, purchase of substantially all of the assets of such entity, or other reorganization whereby the Company owns not less than a majority of the voting power of such entity; (iii) shares, or options to purchase shares, of the Company's Common Stock and the shares of Common Stock issuable upon exercise of such options, issued pursuant to any arrangement approved by the Board of Directors and the shareholders of the Company to employees, officers and directors of, or consultants, advisors or other persons performing services for, the Company; (iv) shares of the Company's Common Stock or Preferred Stock of any series issued in connection with any stock split, stock dividend or recapitalization of the Company; (v) Common Stock issued upon exercise of warrants, options or convertible securities if the issuance of such warrants, options or convertible securities was a result of the exercise of the right of first refusal granted under this Section 4.1 or was subject to the right of first refusal granted under this Section 4.1; (vi) capital stock or warrants or options for the purchase of shares of capital stock issued by the Company to a lender in connection with any loan or lease financing transaction approved by the Board of Directors of the Company; (vi) capital stock or warrants or options for the purchase of shares of capital stock issued by the Company to vendors or customers or other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors; (vii) securities sold to the public in an offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Act; and (viii) securities issued in connection with a corporate partnering transaction approved by the Board of Directors.

                    (ii) The applicable "Percentage" for the Rightholder shall be the number of shares of New Securities calculated by dividing (i) the total number of shares of Common Stock owned by the Rightholder (assuming conversion of all shares of Preferred Stock and exercise of any options or warrants held by said Rightholder) by (ii) the total number of shares of Common Stock outstanding at the time the Notice is given (assuming conversion of all shares of Preferred Stock and exercise of all outstanding rights, options and warrants to acquire Common Stock of the Company).

               (e) The right of first refusal granted under this Section 4.1 shall expire upon the consummation of the Company's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, which results in aggregate gross cash proceeds to the Company in excess of $10,000,000 and the public offering price of which is not less than $5.00 per share (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction).

               (f) The right of first refusal granted under this section may only be assigned by an Investor to a transferee or assignee of the Investor's shares of the Company's stock acquiring the lesser of (a) at least 100,000 of the Investor's shares of the Company's Common Stock (treating all shares of Preferred Stock for this purpose as though converted into Common Stock)

(equitably adjusted for any stock splits, subdivision stock dividends, changes, combinations or the like) or (b) all of the Investor's remaining shares of the Company's stock. In the event that the Investor shall assign its right of first refusal pursuant to this Section 4.1 in connection with the transfer of less than all of its shares of the Company's stock, the Investor shall also retain its right of first refusal.

          4.2  Delivery of Financial Statements.
               --------------------------------

               (a) The Company shall deliver to each Investor, as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company as of the end of such year, and statements of income and cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company.

               (b) The Company shall deliver to each Investor, so long as it holds at least 250,000 shares of Stock (or Common Stock issuable upon conversion thereof):


                    (i) as soon as practicable, but in any event within forty-five (45) days after the end of each fiscal quarter, a balance sheet of the Company as of the end of each such quarterly period, and statements of income and cash flows for such period and for the current fiscal year to date, prepared in accordance with GAAP, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company, except that such financial statements need not contain the notes required by GAAP;

                    (ii)  as soon as practicable, but in any event within thirty
(30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

                    (iii) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated to provide information which it deems in good faith to be proprietary.

          4.3  Inspection. The Company shall permit each Investor who holds at
               ----------
least 250,000 shares of Stock (or Common Stock issuable upon conversion thereof), at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Investor; provided, however, that the Company shall not be obligated pursuant to this Section 4.3 to provide access to any information which it considers to be a trade secret or similar confidential information.

          4.4    Termination of Information and Inspection Covenants. The
                 ---------------------------------------------------
covenants set forth in Sections 4.2 and 4.3 shall terminate as to the Investors and be of no further force or effect immediately upon the consummation of the Company's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Act, which results in aggregate gross cash proceeds to the Company in excess of $10,000,000 and the public offering price of which is not less than $5.00 per share (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction).

     Section 5.  Miscellaneous.
                 -------------

          5.1    Assignment. Subject to the provisions of Section 3.13 hereof,
                 ----------
the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

          5.2    Third Parties. Nothing in this Agreement, express or implied,
                 -------------
is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

          5.3    Governing Law. This Agreement shall be governed by and
                 -------------
construed under the laws of the State of California in the United States of America as applied to agreements among California residents entered into and to be performed entirely within California. The parties hereto consent to the personal jurisdiction of all federal and state courts in California, and agree that venue shall lie exclusively in Santa Clara County, California.

          5.4    Counterparts. This Agreement may be executed in two or more
                 ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          5.5    Notices. Any notice, instruction or communication required or
                 -------
permitted to be given under this Agreement to any party shall be in writing (which may include telex, telegram, telecopier, or other similar form of reproduction followed by a mailed hard copy) and shall be deemed given when actually received or, if earlier, five (5) days after deposit in the United States Mail, postage prepaid (or for foreign addresses by Federal Express, DHL or other comparable delivery service), addressed to the principal office of such party or to such other address as such party may request by written notice. Each party shall make an ordinary, good faith effort to ensure that the person to be given notice actually receives such notice. Each party shall ensure that the Company has a current address, fax number, and telephone number for the purpose of giving notice, and the Company shall ensure that each party has its current address, fax number and telephone number.

          5.6    Severability. If one or more provisions of this Agreement are
                 ------------
held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

          5.7    Amendment and Waiver. Any provision of this Agreement may be
                 --------------------
amended with the written consent of the Company and the Holders of at least a majority of the outstanding shares of the Registrable Securities; provided, however, that any amendment which would adversely affect the Founder in a manner different than the Investors shall additionally require the consent of the Founder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and the Company. In the event that an underwriting agreement is entered into between the Company and any Holder, and such underwriting agreement contains terms differing from this Agreement, as to any such Holder the terms of such underwriting agreement shall govern.

          5.8    Additional Investors.
                 --------------------

     If subsequent to the date of this Agreement, additional parties purchase shares of Series D Preferred Stock ("Additional Investors"), then each such Additional Investor shall become a party of this Agreement as an "Investor" hereunder, without the consent, approval or signature of any Investor so long as such Additional Investor has both: (i) purchased shares of Series D Preferred Stock under the 1999 Series D Preferred Stock Purchase Agreement dated May 7, 1999 and paid the Company all consideration payable for such shares; and (ii) executed one or more counterpart signature pages to this Agreement as an "Investor," with the Company's consent.

          5.9    Effect of Amendment or Waiver. The Investors and the Founder
                 -----------------------------
and their respective successors and assigns acknowledge that by the operation of
Section 5.7 hereof the holders of a majority of the outstanding Registrable Securities, acting in conjunction with the Company, will have the right and power to diminish or eliminate all rights pursuant to this Agreement.

          5.10   Rights of Holders. Each Holder of Registrable Securities shall
                 -----------------
have the absolute right to exercise or refrain from exercising any right or rights that such Holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such Holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

          5.11   Delays or Omissions. No delay or omission to exercise any
                 -------------------
right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

          5.12   Attorney's Fees. If any action at law or in equity is necessary
                 ---------------
to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

              [The rest of this page is left blank intentionally]

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                    THE COMPANY:

                                    ALTIGEN COMMUNICATIONS, INC.

                                    By: /s/ Gilbert Hu
                                       -------------------------------------
                                       Gilbert Hu, President

                                    FOUNDER:

                                    GILBERT HU

                                     /s/ Gilbert Hu
                                    ----------------------------------------


                                    INVESTOR:

                                    ________________________________________
                                    (Print Name)

                                    By: /s/ Stephanie Hu
                                       -------------------------------------

                                    Title:__________________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                    THE COMPANY:

                                    ALTIGEN COMMUNICATIONS, INC.

                                    By:
                                       -------------------------------------
                                       Gilbert Hu, President

                                    FOUNDER:

                                    GILBERT HU


                                    ________________________________________


                                    INVESTOR:

                                     /s/ Keith J. Andre
                                    ----------------------------------------
                                    (Print Name)

                                    By: /s/ Keith J. Andre
                                       -------------------------------------

                                    Title:__________________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                    THE COMPANY:

                                    ALTIGEN COMMUNICATIONS, INC.

                                    By:
                                       -------------------------------------
                                       Gilbert Hu, President

                                    FOUNDER:

                                    GILBERT HU


                                    ________________________________________


                                    INVESTOR:

                                     /s/ Wen-Huang Chang
                                    ----------------------------------------
                                    (Print Name)

                                    By: /s/ Wen-Huang Chang
                                       -------------------------------------

                                    Title:__________________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                             THE COMPANY:

                                             ALTIGEN COMMUNICATIONS, INC.

                                             By:_______________________________
                                                Gilbert Hu, President


                                             FOUNDER:

                                             GILBERT HU


                                             __________________________________


                                             INVESTOR:


                                             WEN-WHEI CHANG
                                             ----------------------------------
                                             (Print Name)

                                             By: /s/ Wei-Whei Chang
                                                -------------------------------

                                             Title:____________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                             THE COMPANY:

                                             ALTIGEN COMMUNICATIONS, INC.

                                             By:_______________________________
                                                Gilbert Hu, President


                                             FOUNDER:

                                             GILBERT HU


                                             __________________________________


                                             INVESTOR:


                                             YA-TING CHANG
                                             ----------------------------------
                                             (Print Name)

                                             By: /s/ Ya-Ting Chang
                                                -------------------------------

                                             Title:____________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                             THE COMPANY:

                                             ALTIGEN COMMUNICATIONS, INC.

                                             By:_______________________________
                                                Gilbert Hu, President


                                             FOUNDER:

                                             GILBERT HU


                                             __________________________________


                                             INVESTOR:


                                             ALBERT CHEN
                                             ----------------------------------
                                             (Print Name)

                                             By: /s/ Albert Chen
                                                -------------------------------

                                             Title:____________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                             THE COMPANY:

                                             ALTIGEN COMMUNICATIONS, INC.

                                             By:_______________________________
                                                Gilbert Hu, President


                                             FOUNDER:

                                             GILBERT HU


                                             __________________________________


                                             INVESTOR:


                                             FEI CHEN
                                             ----------------------------------
                                             (Print Name)

                                             By: /s/ Fei Chen
                                                -------------------------------

                                             Title:____________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                        THE COMPANY:

                                        ALTIGEN COMMUNICATIONS, INC.

                                        By:_____________________________________
                                           Gilbert Hu, President


                                        FOUNDER:

                                        GILBERT HU


                                        ________________________________________


                                        INVESTOR:


                                        FRANK CHERN FIENG, CHENG
                                        ----------------------------------------
                                        (Print Name)

                                        By: /s/ Frank Chern Fieng, Cheng
                                           -------------------------------------

                                        Title:__________________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                   THE COMPANY:

                                   ALTIGEN COMMUNICATIONS, INC.

                                   By:__________________________________________
                                      Gilbert Hu, President


                                   FOUNDER:

                                   GILBERT HU


                                   _____________________________________________


                                   INVESTOR:


                                   JOSEPH CHIN
                                   ---------------------------------------------
                                   (Print Name)

                                   By: /s/ Joseph Chin
                                      ------------------------------------------

                                   Title: Director, Digital Engineering Group
                                          --------------------------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                             THE COMPANY:

                                             ALTIGEN COMMUNICATIONS, INC.

                                             By:_______________________________
                                                Gilbert Hu, President


                                             FOUNDER:

                                             GILBERT HU


                                             __________________________________


                                             INVESTOR:


                                             DUONG VI
                                             ----------------------------------
                                             (Print Name)

                                             By: /s/ Doung Vi
                                                -------------------------------

                                             Title: Purchasing
                                                   ----------------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                             THE COMPANY:

                                             ALTIGEN COMMUNICATIONS, INC.

                                             By:_______________________________
                                                Gilbert Hu, President


                                             FOUNDER:

                                             GILBERT HU


                                             __________________________________


                                             INVESTOR:


                                             HUANG CHEN HUEI GIN
                                             ----------------------------------
                                             (Print Name)

                                             By: /s/ Angela Chen
                                                -------------------------------

                                             Title:____________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                             THE COMPANY:

                                             ALTIGEN COMMUNICATIONS, INC.

                                             By:_______________________________
                                                Gilbert Hu, President


                                             FOUNDER:

                                             GILBERT HU


                                             __________________________________


                                             INVESTOR:


                                             TSUI-YEN CHEN
                                             ----------------------------------
                                             (Print Name)

                                             By: /s/ Tsui-Yen Chen
                                                -------------------------------

                                             Title:____________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                             THE COMPANY:

                                             ALTIGEN COMMUNICATIONS, INC.

                                             By:_______________________________
                                                Gilbert Hu, President


                                             FOUNDER:

                                             GILBERT HU


                                             __________________________________


                                             INVESTOR:


                                             BIN-BIN CHENG
                                             ----------------------------------
                                             (Print Name)

                                             By: /s/ Bin-Bin Cheng
                                                -------------------------------

                                             Title:____________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                             THE COMPANY:

                                             ALTIGEN COMMUNICATIONS, INC.

                                             By:________________________________
                                                Gilbert Hu, President


                                             FOUNDER:

                                             GILBERT HU


                                             ___________________________________


                                             INVESTOR:


                                             PANG-CHEN CHENG
                                             -----------------------------------
                                             (Print Name)

                                             By: /s/ Pang-Chen Cheng
                                                --------------------------------

                                             Title:_____________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                             THE COMPANY:

                                             ALTIGEN COMMUNICATIONS, INC.

                                             By:________________________________
                                                Gilbert Hu, President


                                             FOUNDER:

                                             GILBERT HU


                                             ___________________________________


                                             INVESTOR:


                                             LONG-CHU CHO
                                             -----------------------------------
                                             (Print Name)

                                             By: /s/ Long Chu Cho
                                                --------------------------------

                                             Title:_____________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                             THE COMPANY:

                                             ALTIGEN COMMUNICATIONS, INC.

                                             By:________________________________
                                                Gilbert Hu, President


                                             FOUNDER:

                                             GILBERT HU


                                             ___________________________________


                                             INVESTOR:


                                             Tricia Chu
                                             -----------------------------------
                                             (Print Name)

                                             By: /s/ Tricia Chu
                                                --------------------------------

                                             Title:_____________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                             THE COMPANY:

                                             ALTIGEN COMMUNICATIONS, INC.

                                             By:________________________________
                                                Gilbert Hu, President


                                             FOUNDER:

                                             GILBERT HU


                                             ___________________________________


                                             INVESTOR:


                                             JUDY CHU-YOUNG
                                             -----------------------------------
                                             (Print Name)

                                             By: /s/ Judy Chu-Young
                                                --------------------------------

                                             Title:_____________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                             THE COMPANY:

                                             ALTIGEN COMMUNICATIONS, INC.

                                             By:________________________________
                                                Gilbert Hu, President


                                             FOUNDER:

                                             GILBERT HU


                                             ___________________________________


                                             INVESTOR:


                                             FOREFRONT VENTURE PARTNERS, L.P.
                                             -----------------------------------
                                             (Print Name)

                                             By: /s/ Kenneth Tai
                                                --------------------------------

                                             Title: GENERAL PARTNER
                                                   -----------------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                             THE COMPANY:

                                             ALTIGEN COMMUNICATIONS, INC.

                                             By:________________________________
                                                Gilbert Hu, President


                                             FOUNDER:

                                             GILBERT HU


                                             ___________________________________


                                             INVESTOR:


                                             RAM PAUL GUPTA
                                             -----------------------------------
                                             (Print Name)

                                             By: /s/ Ram Paul Gupta
                                                --------------------------------

                                             Title:_____________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                             THE COMPANY:

                                             ALTIGEN COMMUNICATIONS, INC.

                                             By:________________________________
                                                Gilbert Hu, President


                                             FOUNDER:

                                             GILBERT HU


                                             ___________________________________


                                             INVESTOR:


                                             ANITA HO
                                             -----------------------------------
                                             (Print Name)

                                             By: /s/ Anita Ho
                                                --------------------------------

                                             Title:_____________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                             THE COMPANY:

                                             ALTIGEN COMMUNICATIONS, INC.

                                             By:________________________________
                                                Gilbert Hu, President


                                             FOUNDER:

                                             GILBERT HU


                                             ___________________________________


                                             INVESTOR:


                                             HSIANG-LI  CHANG HU
                                             -----------------------------------
                                             (Print Name)

                                             By: /s/ Sheree Hu
                                                --------------------------------

                                             Title:_____________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                             THE COMPANY:

                                             ALTIGEN COMMUNICATIONS, INC.

                                             By:________________________________
                                                Gilbert Hu, President


                                             FOUNDER:

                                             GILBERT HU


                                             ___________________________________


                                             INVESTOR:


                                             ___________________________________
                                             (Print Name)

                                             By: /s/ Michelle Hu
                                                --------------------------------

                                             Title:_____________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                             THE COMPANY:

                                             ALTIGEN COMMUNICATIONS, INC.

                                             By:________________________________
                                                Gilbert Hu, President


                                             FOUNDER:

                                             GILBERT HU


                                             ___________________________________


                                             INVESTOR:


                                             HUANG CHING-HONG
                                             -----------------------------------
                                             (Print Name)

                                             By: /s/ Huang Ching-Hong
                                                --------------------------------

                                             Title:_____________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                    THE COMPANY:

                                    ALTIGEN COMMUNICATIONS, INC.

                                    By:_________________________________________
                                       Gilbert Hu, President

                                    FOUNDER:

                                    GILBERT HU

                                    ____________________________________________


                                    INVESTOR:

                                     FEI-SUN HUANG CHANG
                                    --------------------------------------------
                                    (Print Name)

                                    By: /s/ Fei Sun
                                       -----------------------------------------

                                    Title:______________________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                    THE COMPANY:

                                    ALTIGEN COMMUNICATIONS, INC.

                                    By:_________________________________________
                                       Gilbert Hu, President


                                    FOUNDER:

                                    GILBERT HU


                                    ____________________________________________


                                    INVESTOR:

                                     JO-WEI HUANG
                                    --------------------------------------------
                                    (Print Name)

                                    By: /s/ Wendy Huang
                                       -----------------------------------------

                                    Title:______________________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                    THE COMPANY:

                                    ALTIGEN COMMUNICATIONS, INC.

                                    By:_________________________________________
                                       Gilbert Hu, President


                                    FOUNDER:

                                    GILBERT HU


                                    ____________________________________________


                                    INVESTOR:


                                     INVESTAR BURGEON VENTURE CAPITAL, I
                                    --------------------------------------------
                                    (Print Name)

                                    By: /s/ Kandie Hsieh
                                       -----------------------------------------

                                    Title: Controller
                                          --------------------------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                    THE COMPANY:

                                    ALTIGEN COMMUNICATIONS, INC.

                                    By:_________________________________________
                                       Gilbert Hu, President

                                    FOUNDER:

                                    GILBERT HU

                                    ____________________________________________


                                    INVESTOR:

                                    INVESTAR DAYSPRING VENTURE CAPITAL, INC
                                    --------------------------------------------
                                    (Print Name)

                                    By: /s/ Kandie Hsieh
                                       -----------------------------------------

                                    Title: Controller
                                          --------------------------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                    THE COMPANY:

                                    ALTIGEN COMMUNICATIONS, INC.

                                    By:_________________________________________
                                       Gilbert Hu, President

                                    FOUNDER:

                                    GILBERT HU

                                    ____________________________________________


                                    INVESTOR:

                                    INVESTAR EXCELSIUS VENTURE CAPITAL (INT'L),
                                     LDC
                                    --------------------------------------------
                                    (Print Name)

                                    By: /s/ Kandie Hsieh
                                       -----------------------------------------

                                    Title: Controller
                                          --------------------------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                    THE COMPANY:

                                    ALTIGEN COMMUNICATIONS, INC.

                                    By:_________________________________________
                                       Gilbert Hu, President

                                    FOUNDER:

                                    GILBERT HU
                                    ____________________________________________


                                    INVESTOR:

                                    LIAO SHING KAO
                                    --------------------------------------------
                                    (Print Name)

                                    By: /s/ Shing Kao Liao
                                       -----------------------------------------

                                    Title:______________________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                    THE COMPANY:

                                    ALTIGEN COMMUNICATIONS, INC.

                                    By:_________________________________________
                                       Gilbert Hu, President

                                    FOUNDER:

                                    GILBERT HU

                                    ____________________________________________


                                    INVESTOR:

                                     LIN CHANG - HOU
                                    --------------------------------------------
                                    (Print Name)

                                    By: /s/ Chang - Hou Lin
                                       -----------------------------------------

                                    Title:______________________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                    THE COMPANY:

                                    ALTIGEN COMMUNICATIONS, INC.

                                    By:_________________________________________
                                       Gilbert Hu, President

                                    FOUNDER:

                                    GILBERT HU

                                    ____________________________________________


                                    INVESTOR:

                                     JENNY M. L. LU
                                    --------------------------------------------
                                    (Print Name)

                                    By: /s/ Jenny L
                                       -----------------------------------------

                                    Title:______________________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                    THE COMPANY:

                                    ALTIGEN COMMUNICATIONS, INC.

                                    By:_________________________________________
                                       Gilbert Hu, President

                                    FOUNDER:

                                    GILBERT HU

                                    ____________________________________________


                                    INVESTOR:

                                     EMMANUEL PAQUIZ
                                    --------------------------------------------
                                    (Print Name)

                                    By: /s/ [SIGNATURE ILLEGIBLE]^^
                                       -----------------------------------------

                                    Title:______________________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                    THE COMPANY:

                                    ALTIGEN COMMUNICATIONS, INC.

                                    By:_________________________________________
                                       Gilbert Hu, President

                                    FOUNDER:

                                    GILBERT HU

                                    ____________________________________________


                                    INVESTOR:

                                     TSONG-JYH SHIAU
                                    --------------------------------------------
                                    (Print Name)

                                    By: /s/ Tsong-jyh Shiau
                                       -----------------------------------------

                                    Title:______________________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                    THE COMPANY:

                                    ALTIGEN COMMUNICATIONS, INC.

                                    By:_________________________________________
                                       Gilbert Hu, President


                                    FOUNDER:

                                    GILBERT HU


                                    ____________________________________________


                                    INVESTOR:


                                      DIANA SHIH
                                    --------------------------------------------
                                    (Print Name)

                                    By: /s/ Diana Shih
                                       -----------------------------------------

                                    Title:______________________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                    THE COMPANY:

                                    ALTIGEN COMMUNICATIONS, INC.

                                    By:_________________________________________
                                       Gilbert Hu, President


                                    FOUNDER:

                                    GILBERT HU


                                    ____________________________________________


                                    INVESTOR:


                                      LI CHUNG SHIH
                                    --------------------------------------------
                                    (Print Name)

                                    By: /s/ Shih Li Chung
                                       -----------------------------------------

                                    Title:______________________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                    THE COMPANY:

                                    ALTIGEN COMMUNICATIONS, INC.

                                    By:_________________________________________
                                       Gilbert Hu, President


                                    FOUNDER:

                                    GILBERT HU


                                    ____________________________________________


                                    INVESTOR:


                                      NICHOLAS SHIH
                                    --------------------------------------------
                                    (Print Name)

                                    By: /s/ Nicholas Shih
                                       -----------------------------------------

                                    Title:______________________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                    THE COMPANY:

                                    ALTIGEN COMMUNICATIONS, INC.

                                    By:_________________________________________
                                       Gilbert Hu, President


                                    FOUNDER:

                                    GILBERT HU


                                    ____________________________________________


                                    INVESTOR:


                                    [ILLEGIBLE]^^
                                    --------------------------------------------
                                    (Print Name)

                                    By: Techgains Corp.
                                       -----------------------------------------

                                    Title: Chairman & President
                                          --------------------------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                    THE COMPANY:

                                    ALTIGEN COMMUNICATIONS, INC.

                                    By:_________________________________________
                                       Gilbert Hu, President


                                    FOUNDER:

                                    GILBERT HU


                                    ____________________________________________


                                    INVESTOR:


                                      C. C. CHEN
                                    --------------------------------------------
                                    (Print Name)

                                    By: Tekkang Management Consulting, Inc
                                       -----------------------------------------

                                    Title: Chairman
                                          --------------------------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                    THE COMPANY:

                                    ALTIGEN COMMUNICATIONS, INC.

                                    By:_________________________________________
                                       Gilbert Hu, President


                                    FOUNDER:

                                    GILBERT HU


                                    ____________________________________________


                                    INVESTOR:


                                      TSS ENTERPRISES
                                    --------------------------------------------
                                    (Print Name)

                                    By: /s/ Tom Shao
                                       -----------------------------------------

                                    Title: President
                                          --------------------------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                    THE COMPANY:

                                    ALTIGEN COMMUNICATIONS, INC.

                                    By:_________________________________________
                                       Gilbert Hu, President


                                    FOUNDER:

                                    GILBERT HU


                                    ____________________________________________


                                    INVESTOR:


                                      LI - HUA WANG
                                    --------------------------------------------
                                    (Print Name)

                                    By:
                                       -----------------------------------------

                                    Title:______________________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                    THE COMPANY:

                                    ALTIGEN COMMUNICATIONS, INC.

                                    By:_________________________________________
                                       Gilbert Hu, President


                                    FOUNDER:

                                    GILBERT HU


                                    ____________________________________________


                                    INVESTOR:


                                      LISA TUAN WENDL
                                    --------------------------------------------
                                    (Print Name)

                                    By: /s/ Lisa Wendl
                                       -----------------------------------------

                                    Title:______________________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                    THE COMPANY:

                                    ALTIGEN COMMUNICATIONS, INC.

                                    By:_________________________________________
                                       Gilbert Hu, President


                                    FOUNDER:

                                    GILBERT HU


                                    ____________________________________________


                                    INVESTOR:


                                     TENG-CHUNG CHUEN-SHAN C. WU
                                    --------------------------------------------
                                    (Print Name)

                                    By:_________________________________________

                                    Title: Chairman
                                          --------------------------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the day and year first above written.

                                    THE COMPANY:

                                    ALTIGEN COMMUNICATIONS, INC.

                                    By:_________________________________________
                                       Gilbert Hu, President


                                    FOUNDER:

                                    GILBERT HU


                                    ____________________________________________


                                    INVESTOR:


                                      JEN - LI CHAO YEH
                                    --------------------------------------------
                                    (Print Name)

                                    By: /s/ Jenli Chao Yeh
                                       -----------------------------------------

                                    Title:______________________________________

                                   EXHIBIT A
                                   ---------

                             Schedule of Investors


Keith Andre                                Bor-Niam Chen
13673 Verde Vista Ct.                      c/o Sheree Hu
Saratoga, CA 95070                         16F-2, No. 95, Section 2
                                           Roosevelt Road
                                           Taipei, Taiwan, R.O.C.
Ching-Ying Chang
2F. No. 28, Lane 17
Min Sheng Road                             Frank Chern Feng Cheng
Tayshan Hsiang                             7th Floor, Room 3, No. 21
Taipei, Taiwan, R.O.C.                     Section 2
                                           Chung King S. Road
Jung-Chih Chang                            Taipei, Taiwan, R.O.C.
6th Floor, No. 560, Section 4
Chung-Hsiao East Road                      Fei Chen
Taipei, Taiwan, R.O.C.                     10F, #A
                                           8 Broadcast Dr.
Wen-Huang (Simon) Chang                    Kowloon Tong,
6F-3, #5, Lane 267                         HONG KONG
Tong-Hwa Street
Taipei, Taiwan, R.O.C.                     Han Chung Chen
                                           1st Floor, No. 28
Wen-Whei Chang                             Alley 15, Lane 20
Department Of Communication Engineering    Ming-Chuan E. Rd., Section 6
National Chiao-Tung University             Taipei, Taiwan, R.O.C.
Hsinchu, Taiwan, R.O.C.,
                                           Hung-Chih Chen
Ya-Ting Chang                              No. 108, 9th Floor, Section 5
16F-2, No. 95, Sec. 2                      Nan-King East Road
Roosevelt Road                             Taipei, Taiwan, R.O.C.
Taipei, Taiwan, R.O.C.
                                           Huei-Gin Huang (Angela) Chen
Yi-You Chang                               1F, No. 23, Lane 4
No. 6, Alley 38, Lane 492                  Pu Cheng Street
Tu-Chen Road, Ta Li                        Taipei, Taiwan, R.O.C.
Tai Chung Country,
Taiwan, R.O.C.
                                           Jaw-Fen Chen
Albert Chen                                12 Cloverfield Drive
672 Suffolk Lane                           Andover, MA 01810
Carmel, IN 46032

Tsui-Yen Chen                              Jackson Chow
5F, No. 207-1, Section 3                   12346 Ted Court
Hsing Lung Road                            Saratoga, CA 95070
Taipei, Taiwan, R.O.C.
                                           Tricia Chu
Bin-Bin Cheng                              AltiGen Communications, Inc.
21F-3, No. 95, Section 2                   47427 Fremont Blvd.
Roosevelt Road                             Fremont, CA 94538
Taipei, Taiwan, R.O.C.
                                           Judy Chu-Young
Eugene Cheng                               4888 Pebble Glen Drive
1-7, Lane 8                                San Jose, CA 95129
Ching-Tien Street
Taipei, Taiwan, R.O.C.                     Vi Duong
                                           2681 Olivestone Way
Pang-Chen Cheng                            San Jose, CA 95132
21F-3, No. 95, Section 2
Roosevelt Rd.                              Shu-Hui Fan
Taipei, Taiwan, R.O.C.                     16F-2, No. 95, Section 2
                                           Roosevelt Rd.
Joseph Chiu                                Taipei, Taiwan, R.O.C.
2091 Clematis Ct.
Fremont, CA 94539                          Forefront Venture Partners L.P.
                                           Attn: Herbert Chang
Liang-Hwa Chiu                             1737 North First Street
11F, No. 201, Section 2                    Suite 650
Chien Kuo S. Rd.                           San Jose, CA 95112
Taipei, Taiwan, R.O.C.
                                           Sing Ling P. Fung
Chiu's Living Trust Dated 12/2/86          16F-2, No. 95, Section 2
19163 Via Tesoro Ct.                       Roosevelt Rd.
Saratoga, CA 95070                         Taipei, Taiwan, R.O.C.

Long-Chu Cho                               Bill Glau
2nd Floor, No. 8, Lane 52                  121 Massol Ave., #205
Shin Chung St.                             Los Gatos, CA 95030
Taipei, Taiwan, R.O.C.
                                           Goldberry Properties Ltd.
Shiu-Gin Kao Chou                          Attn: Emery Hsia
3rd Floor, No. 21-2, Lane 4                No. 108, 9th Floor, Section 5
Pu-Cheng St.                               Nan-King East Road
Taipei, Taiwan, R.O.C.                     Taipei, Taiwan, R.O.C.

Simon Chouldjian                           Ram Paul Gupta
AltiGen Communications, Inc.               15000 Blue Gum Ct.
47427 Fremont Blvd.                        Saratoga, CA 95070
Fremont, CA 94538

GVC Corporation                            Hsiang-Li Chang Hu
Attn: Michael Chang                        16F-2, No. 95, Sec. 2
14F, No. 76, Sec. 2                        Roosevelt Road
Tung Hwa S. Road                           Taipei, Taiwan, R.O.C.
Taipei, Taiwan, R.O.C
                                           Michelle Hu
Tang He                                    603 Windmill Ct.
1621 Thorncrest Drive                      Fremont, CA 94539
San Jose, CA 95131
                                           May Kuei-Rong Hu
Rita Hiralez                               603 Windmill Court
3067 Remington Way                         Fremont, CA 94539
San Jose, CA 95148
                                           Stephanie Hu
Anita Ho                                   603 Windmill Ct.
4750 Clarendon Drive                       Fremont, CA 94539
San Jose, CA 95129
                                           Wei-Liang Hu
En-Kai Ho                                  No. 30-8, Lane 99
7F, #218, Chin Shan S. Road                Hsia-Men St.
Section 2                                  Taipei, Taiwan, ROC
Taipei, Taiwan, R.O.C.
                                           Yen-Han Hu
Jeffrey M. Ho & Priscilla L. Ho            30-8, Lane 99
45 Mount Sinai Rise #12-03                 Hsia-men St.
Beaverton Court 276958                     Taipei, Taiwan, R.O.C.
REPUB. OF SINGAPORE
                                           Ching-Hong Huang
Ming Hung Ho and Hsia Yu                   3F, No. 81, Sec. 3
1085 Grayson Way                           Roosevelt Road
Milpitas, CA 95035                         Taipei, Taiwan, R.O.C.

Emery Y. Hsia                              Chuang-Kai (Rick) Huang
11F, No.201, Section 2                     5443 Andromeda Circle
Chien Kuo S. Rd.                           Fremont, CA 94538
Taipei, Taiwan, R.O.C.
                                           Daniel R. Huang
Fan Hsiao                                  No. 8 Fu-Shun St.
7th Floor, No. 685                         Taipei, Taiwan, R.O.C.
Ming-Tsu E. Road
Taipei, Taiwan, R.O.C.                     Fei-Sun Chang Huang
                                           2nd Floor, No. 8, Lane 52
Yuan-Tung Hsieh                            Shin Chung St.
16F-2, No. 95, Section 2                   Taipei, Taiwan, R.O.C.
Roosevelt Road
Taipei, Taiwan, R.O.C.

Jack Huang                                 InveStar Excelsus Venture Capital
605 San Conrado Terr., Unit 6              Int'l, Inc. LDC
Sunnyvale, CA 94086                        Attn: Kandie Hsieh
                                           Room 1201, 12th Floor
Jack C. Huang                              333 Keelung Road, Section 1
No. 8, Fu-Shun St.                         Taipei, Taiwan, R.O.C.
Taipei, Taiwan, R.O.C.
                                           Chiaming Jen
Julie Huang                                45455 Concho Ct.
No. 108, 9th Floor, Section 5              Fremont, CA 94539
Nan-King East Road
Taipei, Taiwan, R.O.C.                     Kanematsu Semiconductor Corporation
                                           Attn: Kunio Ito, Associate Manager
Jo-Wei Huang                               General Affairs Dept.
1F, No. 23, Lane 4                         6-1, Shintomi 1-Chome, Chuo-Ku
Pu Cheng Street                            Tokyo,  104-0041
Taipei, Taiwan, R.O.C.                     Japan

Robert T. Huang                            Kanematsu USA, Inc.
Synnex Information Technologies, Inc.      Yutaka Konishi
3797 Spinnaker Court                       1090 E. Arques Avenue
Fremont, CA 94538                          Sunnyvale, CA 94086

Su-Chuan Hung                              Kanematsu Corporation
c/o Sheree Hu                              Attn: Yushiro Degawa
16F-2, No. 95, Section 2                   2-1, Shibaura 1-chome,
Roosevelt Road                             Minato-Ku
Taipei, Taiwan, R.O.C.                     Tokyo,  105-8005
                                           Japan
InveStar Burgeon Venture Capital, Inc.
Attn: Kennath Tai                          Yu-Chun Kao
Leeward One Building                       3F, No. 21-2, Lane 4
Safe Haven Corporate Center                Pu-Cheng St.
West Bay Rd. P.O.Box 31106                 Taipei, Taiwan, R.O.C.
Seven Miles Beach Grand Cayman
Cayman Islands,                            Donggun Keung
British West Indies                        98 Marylinn Dr.
                                           Milpitas, CA 95035
InveStar Dayspring Venture Group, Inc.
Attn: Controller                           KJL Investment Group
Room 1201, 12th Floor                      19163 Via Tesoro Court
333 Keelung Road, Section 1                Saratoga, CA 95070
Taipei, Taiwan, R.O.C.

Koos Venture Capital Co., Ltd.             Chang-Hou Ln
Attn: Kenny Lu                             2F, No. 8, Lane 52
No. 122 Duen Whah N. Road                  Shin Chung St.
Taipei, Taiwan, R.O.C.                     Taipei, Taiwan, R.O.C.
                                           Cheng-Lin  Lin
Kummell Investments Limited                No. 108, 9th Floor, Section 5
Attn: Andy Kit-Chung Chan or               Nan-King East Road
Alice Li                                   Taipei, Taiwan, R.O.C.
22/F, Hang Lung Centre
2-20 Paterson Street                       Tzerng-Hong (Tom) Lin
Causeway Bay                               579 Clauser Dr.
HONG KONG,                                 Milpitas, CA 95035

Shu-Chao Kuo                               Fu-Yuan Lin & Jyh-Huey Lin
16F-2, No. 95, Section 2                   Living Trust
Roosevelt Road                             7527 Donegal Drive
Taipei, Taiwan, R.O.C.                     Cupertino, CA 95014

Wei-Cheng Kuo                              Yaw-Jing Lin
No. 108, 9th Floor, Section 5              4F, No. 9, Lane 141
Nan-King East Road                         Section 2
Taipei, Taiwan, R.O.C.                     Dar-An Road
                                           Taipei, Taiwan, R.O.C.
Ginger Lee
1454 Whitewood Ct.                         Tzerng-hong Lin and Pei Yu
San Jose, CA 95131                         579 Clauser Drive
                                           Milpitas, CA 95035
Shih Hsiung (Scott) Lee
346 Becado Drive                           Hsiao-Hsien Leo Liu
Fremont, CA 94539                          143 Walter Hays Dr.
                                           Palo Alto, CA 94303
Wen-Te Lee
16F-2, No. 95, Section 2                   Fang-Cheng Lu
Roosevelt Rd.                              No. 127, 3rd Floor, Sec. 2
Taipei, Taiwan, R.O.C.                     Da Guan Road
                                           Panchiao City
Hsui-Chin Liao                             Taipei Hsien, Taiwan, R.O.C.
No. 108, 9th Floor, Section 5
Nan-King East Road                         Jean C. Lu
Taipei, Taiwan, R.O.C.                     Landmark Technology
                                           2160 Old Oakland Road
Shing-Kao (Jerry) Liao                     San Jose, CA 95131
11F-1, No. 70, Sec. 2
Tun Hwa South Rd.
Taipei, Taiwan, R.O.C.

Jenny M.L. Lu                              Pacific Rim Capital, LLC
Landmark Technology                        Attn: T. Chester Wang
2160 Old Oakland Road                      2150 California Street
San Jose, CA 95131                         Mountain View, CA 94040

Su-Jen Lu                                  Emmanuel (Noel) Paquiz
No. 7, Lane 203                            1608 Frost Drive
Te Shin E. Road                            San Jose, CA 95131
Shih Lin
Taipei, Taiwan, R.O.C.                     Yi-Jung (AKA James) Peng
                                           445 Tramway Drive
Samuel Kai Lu                              Milpitas, CA 95035
Irell & Manella
1800 Avenue of the Stars                   Michael Plumer
Suite 900                                  536 Weybridge Drive
Los Angeles, CA 90067                      San Jose, CA 95123

Sun Lu                                     Thiagarajan Rajagopalan
Landmark Technology                        AltiGen Communications, Inc.
2160 Old Oakland Road                      47427 Fremont Blvd.
San Jose, CA 95131                         Fremont, CA 94538

En-Kuang Lung                              Robert Huang Trustee FBO Chiu
47267 Yucatan Dr.                          Childrens Trust Dated 11/7/83
Fremont, CA 94539                          19163 Via Tesoro Ct.
                                           Saratoga, CA 95070
Mon Yen Tsai and Kelly P. Tsai, Trustee
of the Tsai Family Trust U/D/T,            Michael S. Saberman
dated 11/29/95                             95 Professional Cent.
752 Talisman Court                         San Rafael, CA 94903
Palo Alto, CA 94303
                                           SCF Investment Group
Steve Murphy                               19163 Via Tesoro Ct.
5997 Cabral Ave.                           Saratoga, CA 95070
San Jose, CA 95123
                                           Michele Shannon
Nitsuko Corporation                        20634 Black Rd.
Attn: Mr. Toka, President                  Los Gatos, CA 95030
c/o Ms. Anne Ellefsen
Sumitronics                                Chih-Hsun Shen
2900 Patrick Henry Drive                   3F, No. 81, Sec. 3
Santa Clara, CA 95054                      Roosevelt Road
                                           Taipei, Taiwan, R.O.C.
Tracy Oliver
36511 Frobisher Dr.
Fremont, CA 94536

Shu-Lin Shen                              Sumitomo Corporation
No. 108, 9th Floor, Section 5             Attn: Shigeo Kurimoto
Nan-King East Road                        Information Electronics Dept.
Taipei, Taiwan, R.O.C.                    1-2-2, Hitotsubashi
                                          Chiyoda-ku
Tsong-Jyh Shiau                           Tokyo, 100-8601
6468 Edgemoor Way                         Japan
San Jose, CA 95129
                                          Sumitronics
Diana Shih                                Attn: Ike Nakamura
4888 Pebble Glen Drive                    2900 Patrick Henry Drive
San Jose, CA 95129                        Santa Clara, CA 95054

Li Chung Shih                             Chien Hsiung Sun
Flat 2A, Tower 18                         c/o Ray Sun
HKUST-SSQ                                 1045 Highland Circle
Clear Water Bay                           Los Altos, CA 94024
Kowloon, HONG KONG
                                          The Bill Kauo-Hwa Sun and
Nicholas Shih                             Meiling Sun 1993 Family Trust
4888 Pebble Glen Drive                    12444 Robleda Road
San Jose, CA 95129                        Los Altos Hills, CA 94022

Masaharu Shinya                           Tsyr-Yi (Shirley) Sun
1-6-1-3601 Harumi                         885 Concho Drive
Chuo-ku                                   Fremont, CA 94539
Tokyo, 104-0053
JAPAN                                     Tze-Yun Sung
                                          11F, 201, Chien Kuo S. Road
Thay-Maan Shy                             Section 2
16F-2, No. 95, Section 2                  Taipei, Taiwan, R.O.C.
Roosevelt Road
Taipei, Taiwan, R.O.C.                    Synnex Information Technologies, Inc.
                                          Attn: President
Yeou-Ying Shyy                            3797 Spinnaker Court
3F, No. 1, Alley 1, Lane 78               Fremont, CA 94538
Wun Hwa Road
Hsintien                                  Shu Ping Tam
Taipei, Taiwan, R.O.C.                    5159 Fairbanks Common
                                          Fremont, CA 94555
Sumisho Electronics Corporation
Attn: Ken Fujii or H. Takemura            Kuei Jung Tang
2-23, Shimomiyabi-cho                     11F, 201, Section 2
Shinjyuku-ku                              Chien Kuo S. Rd.
Tokyo, 162-8580                           Taipei, Taiwan, R.O.C.
Japan

Tech Alliance Corp.                       TSS Enterprises
Attn: Emery Hsia                          Attn: Tom Shao
11F, 201 Chien Kuo S. Road                2378 W. 239th Street
Section 2                                 Torrance, CA 90501
Taipei, Taiwan, R.O.C
                                          Yvonne Lau Yee Wan
Technology Partners Venture Capital       c/o Crimsonasia Capital
Attn: Shang Te Chan                       Singapore Pte. Ltd.
3F-1, No. 130, Szu-Wei Road               250 North Bridge Road
Hsin-Chu, Taiwan, R.O.C.                  #17-01 Raffles City Tower
                                          SINGAPORE 179101
Techgains Corporation
Attn: Tom Shao                            David S. Wang
2378 W. 239th Street                      No. 108, 9th Floor, Section 5
Torrance, CA 90501                        Nan-King East Road
                                          Taipei, Taiwan, R.O.C.
Technology Associates Corporation
Attn: David S. Wang                       Irene Wang
11F. 201, Chien Kuo S. Rd                 5F, No. 19-1, Lane 13
Section 2                                 Yung-Kang Street
Taipei, Taiwan, R.O.C.                    Taipei, Taiwan, R.O.C.

Tekkang Management Consulting Inc.        Jui-Chih Wang
Attn: Chairman                            No. 108, 9th Floor, Section 5
11F, 201,Chien Kuo S. Road                Nan-King East Road
Section 2                                 Taipei, Taiwan, R.O.C.
Taipei, Taiwan, R.O.C.
                                          Kevin Wang
Tina Tsai                                 AltiGen Communications, Inc.
19 Mills Canyon Ct.                       47427 Fremont Blvd.
Burlingame, CA 94010                      Fremont, CA 94538

TSC Investment Advisors, Inc.             Kevin T. Wang
Attn: Shang Te Chan                       No. 108, 9th Floor, Section 5
6F, No. 38, Chien-Kuo                     Nan-King East Road
North Road, Section 1                     Taipei, Taiwan, R.O.C.
Taipei, Taiwan, R.O.C.
                                          Li-Hua Wang
Nai-Min Tseng                             No. 83
No. 186-30, Hai-Hu Tsun                   Chiu Chih Road
Lu-Chu Hsiang                             Hsintien
TaoYuan, Taiwan, R.O.C.                   Taipei, Taiwan, R.O.C.

Sang-Wen Tseng                            Louis Wang
No. 186-30, Hai-Hu Tsun                   20680 Carniel Avenue
Lu-Chu Hsiang                             Saratoga, CA 95070
TaoYuan, Taiwan, R.O.C.

Peter Wells
628 Enright Avenue
Santa Clara, CA 95050

Lisa Tuan Wendl
486 Ferne Avenue
Palo Alto, CA 94306

Chun-Tzu Lin Wu
47267 Yucatan Drive
Fremont, CA 94539

Teng-Chung Wu and Chuen-Shang C.
Wu, Trustee of Teng-Chung Wu and
Chuen-Shang C. Wu 1994 Family Trust
1004 Rudgear
Walnut Creek, CA 94596-6448

Jennifer Wu
615 - 36th Avenue
San Mateo, CA 94403

Li-Ching Wu
16F-2, No. 95, Section 2
Roosevelt Rd.
Taipei, Taiwan, R.O.C.

Nan-Chun Wu

Jenli C. Yeh
No. 23-2, 7th Floor
Lane 232, Section 7
Chun-San North Road
Taipei, Taiwan, R.O.C.

Tze-Yu  Yuan
6F-3, #5, Lane 267
Tong-Hwa Street
Taipei, Taiwan, R.O.C.